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                                                                    Exhibit 99.2

I, David J. Foster, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Report of Argonaut Technologies, Inc. on Form 10-K for the fiscal year ended December 31, 2002 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report fairly presents in all material respects the financial condition and results of operations of Argonaut Technologies, Inc.

Date:  March 31, 2003


                                 By:  /s/ DAVID J. FOSTER
                                      -----------------------------------------
                                      Name:  David J. Foster
                                      Title: Sr. Vice President, Chief
                                             Financial Officer